EXHIBIT 23.1
               DELOITTE & TOUCHE LLP LETTERHEAD




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Boatracs, Inc. on Form S-8 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Boatracs, Inc. for the year ending December 31, 1996 and December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


San Diego, California
June 19, 1997